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                                                                     EXHIBIT 5.1

                    [Letterhead of Conyers Dill & Pearman]


9th May 1997

Terra Nova (Bermuda) Holdings Ltd
Richmond House
12 Par-la-Ville Road
Hamilton HM 08
Bermuda


Ladies and Gentlemen

Terra Nova (Bermuda) Holdings Ltd
---------------------------------

We have acted as special legal counsel to Terra Nova (Bermuda) Holdings Ltd, a Bermuda corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of Class A Ordinary Shares, par value $5.80 per share (the "Class A Ordinary Shares"), of the Company issuable under the Terra Nova (Bermuda) Holdings Ltd 1997 Non-Employee Directors Share Unit Plan (the "Plan").

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Memorandum of Association and Bye-laws of the Company as well as resolutions of the Company's Board of Directors. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of appropriate public officials and certificates of officers and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinunder expressed. In such examination, we have assumed the authenticity of all documents submitted to

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9th May 1997
Terra Nova (Bermuda) Holding Ltd


us as originals, the conformity with the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons.

On the basis of the foregoing, we are of the opinion that the 100,000 Class A Ordinary Shares of the Company issuable pursuant to the Plan have been duly and validly authorised by the Company, and when issued and delivered in accordance with provisions of the Plan, such Class A Ordinary Shares will be validly issued, fully-paid and non-assessable.

We are members of the bar of Bermuda and we have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission thereunder.

Yours faithfully


CONYERS DILL & PEARMAN